AMENDMENT NUMBER ONE TO

THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

(As Amended and Restated Effective January 1, 2005)

WHEREAS, The Northern Trust Company (the “Company”) maintains The Northern Trust Company Thrift-Incentive Plan, As Amended and Restated Effective January 1, 2005, (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the undersigned officer under Section 11.1 of the Plan, the Plan is hereby amended effective as of the dates set forth below, as follows:

1.	Effective September 1, 2005, to delete the second sentence of section 4.1 in its entirety and to substitute the following therefor:

“A Salary Reduction Agreement shall be in such written, electronic or other form as the Committee shall establish, and may include automatic enrollment in the Plan (pursuant to uniform and nondiscriminatory procedures established by the Committee) at a specified percentage of the Eligible Employee’s Salary (which percentage may change automatically over time pursuant to a specified schedule), and automatic reduction of the Eligible Employee’s Salary, unless such Eligible Employee affirmatively elects not to make such Salary Reduction Contribution. Any Salary Reduction Agreement shall be entered into on or before such reasonable and nondiscriminatory deadline as is specified by the Committee. Salary Reduction Contributions made through automatic enrollment procedures shall initially be invested in such Investment Fund or Funds as the Committee shall designate.”

2.	Effective as of January 1, 2005, to delete the second sentence in section 6.3(c) in its entirety and to substitute the following therefore:

“A Member or Beneficiary shall be a “named fiduciary” under ERISA to the extent of the Member’s or Beneficiary’s authority to invest, vote, tender or exchange Company Stock: (1) allocated to the Member’s or Beneficiary’s Account; (2) with respect to the Member’s or Beneficiary’s proportionate share of any unallocated Company Stock held by the Trustee; or (3) to the extent such Member’s or Beneficiary’s voting directions shall affect the voting of any Company Stock allocated to the accounts of other Members and Beneficiaries for which the Trustee does not receive timely directions.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 19th of August, 2005 effective as of the dates indicated above.

THE NORTHERN TRUST COMPANY

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President and
Human Resources Department Head